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EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

CHECK TECHNOLOGY CORPORATION AND SUBSIDIARIES


                                     Year          Year            Year
                                     Ended         Ended           Ended
                                    9/30/96       9/30/95         9/30/94
                                  -----------   -----------     -----------

PRIMARY
  Average shares outstanding      $ 6,185,395   $ 6,083,414     $ 6,022,375

  Net effect of dilutive stock
  options and warrants--based
  on the treasury stock method
  using average market price          170,006       187,090         123,226
                                  -----------   -----------     -----------
                                    6,355,401     6,270,504       6,145,601
                                  -----------   -----------     -----------
                                  -----------   -----------     -----------

Net income                        $ 2,245,713   $ 2,052,986     $ 1,792,519
                                  -----------   -----------     -----------
                                  -----------   -----------     -----------

Earnings per share                $      0.35   $      0.33     $      0.29
                                  -----------   -----------     -----------
                                  -----------   -----------     -----------


FULLY DILUTED

   Average shares outstanding       6,185,395     6,083,414       6,022,375

   Net effect of dilutive stock
   options and warrants--based
   on the treasury stock method
   using the higher of the ending
   or average market price            176,055       190,254         129,377
                                  -----------   -----------     -----------
                                    6,361,450     6,273,668       6,151,752
                                  -----------   -----------     -----------
                                  -----------   -----------     -----------

   Net income                     $ 2,245,713   $ 2,052,986     $ 1,792,519
                                  -----------   -----------     -----------
                                  -----------   -----------     -----------

   Earnings per share             $      0.35       $  0.33         $  0.29
                                  -----------   -----------     -----------
                                  -----------   -----------     -----------



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